                                                      Exhibit 4(f)



                     AMENDED AND RESTATED PROMISSORY NOTE
                    (Working Capital Line of Credit Loans)


$4,500,000                                            Woburn, Massachusetts
                                                      As of October 31, 1995
                                                      (Originally dated as of
                                                      September 29, 1995)


     For value received, the undersigned, ALPHA INDUSTRIES, INC., a Delaware corporation and TRANS-TECH, INC., a Maryland corporation (each a "Borrowers" and collectively the "Borrowers"), jointly and severally promise to pay to SILICON
                  ---------
VALLEY BANK (the "Bank") at the office of the Bank located at 3000 Lakeside
                  ----
Drive, P.O. Box 3762, Santa Clara, California 95054, or to its order, the lesser of Four Million Five Hundred Thousand Dollars ($4,500,000) or the outstanding principal amount hereunder, on August 1, 1997 (the "Maturity Date"), together
                                                    -------------
with interest on the principal amount hereof from time to time outstanding at a fluctuating rates per annum set forth in the Credit Agreement referred to below, payable monthly in arrears on the first day of each calender month occurring after the date hereof and on the Maturity Date.

      Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

      This promissory note amends and restated the terms and conditions of the obligations of the Borrowers under the promissory note dated as of September 29, 1995 by the Borrowers to the Bank in the original principal amount of $4,000,000 (the "Original Note"). This note is one of the Working Capital Notes referred to
      -------------
in the credit agreement of even date herewith between the Bank, Fleet Bank of Massachusetts, N.A., and the Borrowers (together with all related schedules), as the same may be amended, modified or supplemented from time to time (the "Credit
                                                                          ------
Agreement"), and is entitled to the benefits thereof and of the other Loan
---------
Documents referred to therein, and is subject to optional and mandatory prepayment as provided therein. Except for the capitalized terms referred to herein, the terms used in this Note shall have the respective meanings set forth in the Credit Agreement. This note is secured inter alia by a Security
                                               ----- ----
Agreement dated of even date herewith by each Borrower in favor of the Bank as Collateral Agent for the benefit of the Banks, as the same may be amended, modified or supplemented from time to time.

     Each reference in each Loan Document (as defined in the Credit Agreement) to the Working Capital Note of the Bank, "thereof," "therein," "thereunder," or words of like import referring to the Original Note, shall mean and be a reference to the Original Note, as amended and restated hereby.

     Upon the occurrence of any Event of Default under, and as defined in, the Credit Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

     The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Credit Agreement and each payment of principal with respect thereto by containing a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute prima facie evidence of the accuracy of the information so endorsed.
           ----- -----
      The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.

      No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrowers and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

      THIS NOTE SHALL BE DEEMED DELIVERED TO THE BANK AND ACCEPTED BY THE BANK IN THE STATE OF CALIFORNIA.

      EACH BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (AND IN THE EVENT THE BANK IS FOR ANY REASON DENIED ACCESS TO THE COURTS OF MASSACHUSETTS, THEN SOLELY IN SUCH CASE, CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULE OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

Attest:                                ALPHA INDUSTRIES, INC.



/s/ Donald E. Paulson                  By: /s/ D J Aldrich
-----------------------------             ------------------------------
Name: DONALD E. PAULSON                   Name: D J ALDRICH
Title: SECRETARY                          Title: V P & TREAS.


[Seal]


Attest:                                TRANS-TECH, INC.



/s/ N R Pitaro                         By: /s/ D J Aldrich
-----------------------------             ------------------------------
Name: N R PITARO                          Name: D J ALDRICH
Title: ASST SCTY                          Title: TREASURER

[Seal]

                                                                    Exhibit 4(f)

                     AMENDED AND RESTATED PROMISSORY NOTE
                    (Working Capital Line of Credit Loans)

$3,000,000                                               Woburn, Massachusetts
                                                         As of October 31, 1995
                                                         (Originally dated as of
                                                         September 29, 1995)


     For value received, the undersigned, ALPHA INDUSTRIES, INC., a Delaware corporation and TRANS-TECH, INC., a Maryland corporation (each a "Borrower" and
                                                                  --------
collectively the "Borrowers"), jointly and severally promise to pay to FLEET
                  ---------
BANK OF MASSACHUSETTS, N.A. (the "Bank") at the office of the Bank located at
                                  ----
Fleet Center, 75 State Street, Boston, Massachusetts 02109-1810, or to its order, the lesser of Three Million Dollars ($3,000,000) or the outstanding principal amount hereunder, on August 1, 1997 (the "Maturity Date"), together
                                                    -------------
with interest on the principal amount hereof from time to time outstanding at a fluctuating rates per annum set forth in the Credit Agreement referred to below, payable monthly in arrears on the first day of each calendar month occurring after the date hereof and on the Maturity Date.

     Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

     This promissory note amends and restates the terms and conditions of the obligations of the Borrowers under the promissory note dated as of September 29, 1995 by the Borrowers to the Bank in the original principal amount of $2,500,000 (the "Original Note"). This note is one of the Working Capital Notes
      -------------
referred to in the credit agreement of even date herewith between the Bank, Silicon Valley Bank, and the Borrowers (together with all related schedules), as the same may be amended, modified or supplemented from time to time (the "Credit
                                                                          ------
Agreement"), and is entitled to the benefits thereof and of the
---------
other Loan Documents referred to therein, and is subject to optional and mandatory prepayment as provided therein. Except for the capitalized terms referred to herein, the terms used in this Note shall have the respective meanings set forth in the Credit Agreement. This note is secured inter alia by a
                                                                 ----- ----
Security Agreement dated of even date herewith by each Borrower in favor of Silicon Valley Bank as Collateral Agent for the benefit of the Banks, as the same may be amended, modified or supplemented from time to time.

     Each reference in each Loan Document (as defined in the Credit Agreement) to the Working Capital Note of the Bank, "thereof," "therein," "thereunder," or words of like import referring to the Original Note, shall mean and be a reference to the Original Note, as amended and restated hereby.

     Upon the occurrence of any Event of Default under, and as defined in, the Credit Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

    The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute prima facie evidence of the accuracy of the
                                    ----- -----
information so endorsed.

    The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.

    No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrowers and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

    EACH BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

Attest:                                ALPHA INDUSTRIES, INC.



/s/ Donald E Paulson                   By: /s/ D J Aldrich
-----------------------------             ------------------------------
Name: DONALD E PAULSON                    Name: D J ALDRICH
Title: SECRETARY                          Title: V P & TREASURER


[Seal]


Attest:                                TRANS-TECH, INC.



/s/ N R Pitaro                         By: /s/ D J Aldrich
-----------------------------             ------------------------------
Name: N R PITARO                          Name: D J ALDRICH
Title: ASST SCTY                          Title: TREASURER

[SEAL]